UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): September 30, 2008

(Exact name of registrant as specified in its charter)

Maryland	001-31775	86-1062192

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification number)

14185 Dallas Parkway, Suite 1100 Dallas, Texas	75254

(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code (972) 490-9600
Check the appropriated box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
EXPLANATORY NOTE: This Current Report on Form 8-K/A (this “Amended Report”) amends the Current Report on Form 8-K filed by the registrant on October 6, 2008 containing disclosure pursuant to item 8.01 of Form 8-K (the “Original Report”). The Original Report contained a transaction summary related to registrant’s entering into an $800 million interest rate cap. The registrant is filing this Amended Report to exclude the transaction summary.

ITEM 8.01 OTHER EVENTS
SIGNATURE

ITEM 8.01 OTHER EVENTS
On September 30, 2008, Ashford Hospitality Trust, Inc. (the “Company”) entered into a one-year, LIBOR interest rate cap agreement (the “Rate Cap Agreement”) with Calyon New York Branch with a notional amount of $800 million and at a rate of 3.75%. The Company paid a $1.75 million premium for the Rate Cap Agreement on October 2, 2008. The Rate Cap Agreement becomes effective on October 14, 2008 and terminates October 13, 2009.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: October 7, 2008

ASHFORD HOSPITALITY TRUST, INC.
By:	/s/ DAVID A. BROOKS
David A. Brooks
Chief Legal Officer